Exhibit 99.1

FOR IMMEDIATE RELEASE

July 23, 2024

Scilex Holding Company Strengthens Board of Directors with Appointment of Highly Accomplished Leader in Interventional and Multidisciplinary Spine, Musculoskeletal and Orthopedic Care, Annu Navani, M.D.

PALO ALTO, CALIFORNIA – July 23, 2024 (GLOBE NEWSWIRE) - Scilex Holding Company (Nasdaq: SCLX, “Scilex” or the “Company”), an innovative revenue-generating company focused on acquiring, developing and commercializing non-opioid pain management products for the treatment of acute and chronic pain, today announced that it has added to its Board of Directors a highly accomplished leader in interventional and multidisciplinary spine, musculoskeletal and orthopedic care, Annu Navani, M.D.

Dr. Navani has served as the Chief Executive Officer of Comprehensive Spine and Sports Center since 2008, a leader in interventional and multidisciplinary spine, musculoskeletal, and orthopedic care. Over the last decade, she has scaled her solo practice into a large multispecialty group with more than twenty service lines operating across multiple state-of-the-art centers in Northern and Southern California. In 2022, Dr. Navani sold the practice to a private equity group and now serves as the Chief Medical Officer of Boomerang Healthcare, which has nearly thirty locations in California. Since 2003, Dr. Navani has also served as an Adjunct Clinical Associate Professor in the Division of Pain at Stanford University School of Medicine. Additionally, she has been the Medical Director at Le Reve Regenerative Wellness, a center for cutting-edge regenerative and wellness solutions, for more than a decade. Dr. Navani completed her Anesthesiology residency at the Medical College of Wisconsin, Milwaukee, and her Fellowship in Pain Medicine at the University of California, Davis. She is board certified in Anesthesiology and Pain Medicine by the American Board of Anesthesiology, Interventional Pain by the American Board of Interventional Pain Physicians, and Regenerative Medicine by the American Board of Regenerative Medicine. Dr. Navani serves on the board of several professional organizations, including the American Society of Interventional Pain Physicians, The Ortho Biologic Institute Networks, and the Latin American Pain Society. She has extensive publications in multidisciplinary pain management and has authored several national guidelines, including those on opioids, interventional spine procedures, and biologics. Dr. Navani is a global authority on healthcare trends, including digital health, technology innovations, and applied biologics.

“I am thrilled to join the Scilex Board of Directors, a company known for its innovative work in non-opioid pain management therapies. I look forward to collaborating with my fellow board members and the talented team at Scilex to further advance the development of transformative pain management treatments that have the potential to change lives,” said Annu Navani, M.D.

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“It is with great pleasure that we welcome Dr. Annu Navani to the Scilex Board of Directors during this exciting time of growth at the company. Building on our achievement of multiple transformational milestones, we believe Annu’s significant track record in academia and private practice in sports and pain medicine will serve Scilex well as we look to progress our commercial non-opioid and innovative pipeline of investigational products to deliver acute and chronic pain therapies faster and more reliably, and will add additional important Board-level expertise to the guidance and oversight of our pain management therapy programs,” said Jaisim Shah, Chief Executive Officer and President of Scilex.

For more information on Scilex Holding Company, refer to www.scilexholding.com

For more information on ZTlido® including Full Prescribing Information, refer to www.ztlido.com.

For more information on ELYXYB®, including Full Prescribing Information, refer to www.elyxyb.com.

For more information on Gloperba®, including Full Prescribing Information, refer to www.gloperba.com.

About Scilex Holding Company

Scilex Holding Company is an innovative revenue-generating company focused on acquiring, developing and commercializing non-opioid pain management products for the treatment of acute and chronic pain. Scilex targets indications with high unmet needs and large market opportunities with non-opioid therapies for the treatment of patients with acute and chronic pain and is dedicated to advancing and improving patient outcomes. Scilex’s commercial products include: (i) ZTlido® (lidocaine topical system) 1.8%, a prescription lidocaine topical product approved by the U.S. Food and Drug Administration (the “FDA”) for the relief of neuropathic pain associated with postherpetic neuralgia, which is a form of post-shingles nerve pain; (ii) ELYXYB®, a potential first-line treatment and the only FDA-approved, ready-to-use oral solution for the acute treatment of migraine, with or without aura, in adults; and (iii) Gloperba®, the first and only liquid oral version of the anti-gout medicine colchicine indicated for the prophylaxis of painful gout flares in adults.

In addition, Scilex has three product candidates: (i) SP-102 (10 mg, dexamethasone sodium phosphate viscous gel) (“SEMDEXATM” or “SP-102”), a novel, viscous gel formulation of a widely used corticosteroid for epidural injections to treat lumbosacral radicular pain, or sciatica, for which Scilex has completed a Phase 3 study and was granted Fast Track status from the FDA in 2017; (ii) SP-103 (lidocaine topical system) 5.4%, (“SP-103”), a next-generation, triple-strength formulation of ZTlido, for the treatment of chronic neck pain and for which Scilex has recently completed a Phase 2 trial in low back pain. SP-103 has been granted Fast Track status from the FDA in low back pain; and (iii) SP-104 (4.5 mg, low-dose naltrexone hydrochloride delayed-release capsules) (“SP-104”), a novel low-dose delayed-release naltrexone hydrochloride being developed for the treatment of fibromyalgia, for which Phase 1 trials were completed in the second quarter of 2022.

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Scilex Holding Company is headquartered in Palo Alto, California.

Forward-Looking Statements

This press release and any statements made for and during any presentation or meeting concerning the matters discussed in this press release contain forward-looking statements related to Scilex and its subsidiaries under the safe harbor provisions of Section 21E of the Private Securities Litigation Reform Act of 1995 and are subject to risks and uncertainties that could cause actual results to differ materially from those projected. Forward‑looking statements include statements regarding Scilex’s development and commercialization plans.

Risks and uncertainties that could cause Scilex’s actual results to differ materially and adversely from those expressed in our forward-looking statements, include, but are not limited to: risks associated with the unpredictability of trading markets and whether a market will be established for Scilex’s common stock; general economic, political and business conditions; risks related to COVID-19 (and other similar disruptions); the risk that the potential product candidates that Scilex develops may not progress through clinical development or receive required regulatory approvals within expected timelines or at all; risks relating to uncertainty regarding the regulatory pathway for Scilex’s product candidates; the risk that Scilex will be unable to successfully market or gain market acceptance of its product candidates; the risk that Scilex’s product candidates may not be beneficial to patients or successfully commercialized; the risk that Scilex has overestimated the size of the target patient population, their willingness to try new therapies and the willingness of physicians to prescribe these therapies; risks that the outcome of the trials and studies for SP-102, SP-103 or SP-104 may not be successful or reflect positive outcomes; risks that the prior results of the clinical and investigator-initiated trials of SP-102 (SEMDEXA™), SP-103 or SP-104 may not be replicated; regulatory and intellectual property risks; and other risks and uncertainties indicated from time to time and other risks described in Scilex’s most recent periodic reports filed with the Securities and Exchange Commission, including Scilex’s Annual Report on Form 10-K for the year ended December 31, 2023 and subsequent Quarterly Reports on Form 10-Q that the Company has filed or may file, including the risk factors set forth in those filings. Investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release, and Scilex undertakes no obligation to update any forward-looking statement in this press release except as may be required by law.

Contacts:

Investors and Media
Scilex Holding Company
960 San Antonio Road
Palo Alto, CA 94303
Office: (650) 516-4310

Email: investorrelations@scilexholding.com

Website: www.scilexholding.com

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SEMDEXA™ (SP-102) is a trademark owned by Semnur Pharmaceuticals, Inc., a wholly-owned subsidiary of Scilex Holding Company. A proprietary name review by the FDA is planned.

ZTlido® is a registered trademark owned by Scilex Pharmaceuticals Inc., a wholly-owned subsidiary of Scilex Holding Company.

Gloperba® is the subject of an exclusive, transferable license to Scilex Holding Company to use the registered trademark.

ELYXYB® is a registered trademark owned by Scilex Holding Company.

All other trademarks are the property of their respective owners.

© 2024 Scilex Holding Company All Rights Reserved.

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